                                                                     EXHIBIT 4.2

                    COLLATERAL PLEDGE AND SECURITY AGREEMENT


          COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of April 25, 1996, between NEXTLINK Communications, L.L.C., a limited liability company formed under the laws of the State of Washington (the "Pledgor") and United States Trust Company of New York, as collateral agent, (the "Trustee") for the holders ("Holders") of the Notes (as defined herein) of the Pledgor.

          WHEREAS, the Pledgor and United States Trust Company of New York, as trustee, have entered into that certain indenture dated as of April 25, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $350,000,000 in aggregate principal amount of Senior Notes due 2006 (the "Notes"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

          WHEREAS, the Pledgor agrees, pursuant to the Indenture, to (i) purchase Government Securities (together with any replacement or substitute securities, the "Pledged Securities") in an amount sufficient upon receipt of scheduled interest and principal payments in respect of Pledged Securities, in the opinion of a nationally recognized firm of independent accountants selected by the Pledgor, to provide for payment of the first six scheduled interest payments due on the Notes and (ii) place such Pledged Securities in an account held by the Trustee for the benefit of Holders of the Notes; and

          WHEREAS, the Pledgor is the legal and beneficial owner of the Pledged Securities; and

          WHEREAS, to secure its obligations under the Indenture and the Notes (the "Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of Notes, a security interest in the Pledged Securities and the Pledge Account (as defined below) and (ii) execute and deliver this Pledge Agreement in order to secure the payment and performance by the Pledgor of all such Obligations.

                              WITNESSETH:

          NOW THEREFORE, the parties hereto agree as follows:

1.  Pledge and Grant of Security Interest.
    -------------------------------------

          The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of Notes, a continuing first priority security interest in and to (i) all of Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (ii) the certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account, and (iii) all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "Collateral").

2.  Security for Obligations.
    ------------------------

          The Pledge Agreement and the Collateral secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Obligations.

3.  Delivery of Collateral; Pledge Account;
    Interest; Substitution of Collateral.
    ---------------------------------------

          (a) All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant thereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

          (b) Concurrently with the execution and delivery hereof, the Trustee shall establish an account entitled the "NEXTLINK COMMUNICATIONS PLEDGE ACCOUNT" for the deposit of the Pledged Securities (the "Pledge Account") at its office at 114 West 47th Street, New York, New York 10036. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this

     Pledge Agreement shall be held in the Pledge Account for the benefit of the Trustee and the ratable benefit of the Holders of Notes.

          (c) All interest earned on any Collateral shall be retained in the Pledge Account (or reinvested, as the case may be), pending disbursement pursuant to the terms hereof.

          (d) At any time while the Pledge Agreement is in force the Pledgor may substitute Marketable Securities for the Government Securities originally pledged as collateral hereunder; provided, however that the Marketable
                                      --------  -------
     Securities so substituted must have a value (measured at the date of substitution), in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, at least equal to 125% of the amount of any of the first six scheduled interest payments on the Notes that are unpaid (or the pro rata portion of such interest payments equal to the percentage of such interest payments to be secured by such Marketable Securities) as of the date such Marketable Securities are proposed to be substituted as security for the Pledgor's obligations hereunder. Concurrently with such substitution, the Pledgor will deliver to the Trustee a certificate signed by an executive officer of the Pledgor reaffirming the representations and warranties set forth in Section 5(a) through (g) hereof.

          (e) Pending disbursement of funds from the Pledge Account as contemplated hereby, the Trustee may reinvest any interest payments received in respect of the Pledged Securities in money market deposit accounts issued or offered by an Eligible Institution, provided that any
                                                            --------
     monies so reinvested and the securities acquired thereby must be (i) held as Collateral in the Pledge Account, (ii) subject to the security interest created hereby and (iii) otherwise subject to the terms hereof.

4.   Disbursements.
     -------------

          (a) Not less than five (5) Business Days prior to the date of any of the first six scheduled interest payments due on the Notes the Pledgor may, in writing, direct the Trustee to transfer from the Pledge Account to the Trustee in its capacity as Paying Agent funds necessary to provide for payment in full or any portion of the next scheduled interest payment on the Notes.

     Upon receipt of such written request, the Trustee will take any action necessary to provide for the payment of such interest payment on the Notes directly to the Holders of Notes from proceeds of the Pledged Securities in the Pledge Account.

          (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full for such interest payment, direct the Trustee in writing to release to the Pledgor or at the direction of the Pledgor an amount of funds from the Pledge Account less than or equal to the amount of Pledgor Funds so expended. Upon receipt of a direction from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Trustee will take any action necessary to enable it to pay over to the Pledgor the requested amount. Concurrently with any release of funds to the Pledgor pursuant to this Section 4(b), the Pledgor will deliver to the Trustee a certificate signed by an executive officer of the Pledgor stating that such use of Pledgor Funds has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provisions of applicable law or regulation or of the certificate of incorporation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor.

          (c) If at any time the amount of Pledged Securities exceeds (i) (for so long as the Pledged Securities consist solely of Government Securities) 100% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event an interest payment or payments have been made, an amount sufficient to provide for payment in full of any interest payments then remaining, up to and including the sixth scheduled interest payment) and (ii) (if at any time Marketable Securities have been substituted for any Government Securities) 125% of the amount sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the

     Pledgor, (or such pro rata portion of such interest payments then remaining unpaid as is equal to the percentage of such interest payments then secured by Marketable Securities), the Pledgor may direct the Trustee in writing to release any such overfunding to it. Upon receipt of a request from the Pledgor and any other documentation reasonably satisfactory to the Trustee to substantiate such excess, the Trustee will pay over to the Pledgor any such overfunded amount.

          (d) Upon payment in full of the first six scheduled interest payments on the Notes, the security interest in the Collateral evidenced by this Pledge Agreement will terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest, to the Company or otherwise, the security interest evidenced by this Pledge Agreement in the Collateral so released will terminate and be of no further force and effect.

5.   Representations and Warranties.
     ------------------------------

          The Pledgor hereby represents and warrants that:

          (a) The execution, delivery and performance by the Pledgor of this Pledge Agreement do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of formation of the Pledgor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Pledgor or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interests granted under this Pledge Agreement.

          (b) No financing statement covering the Pledged Securities is on file in any public office (other than the financing statements filed pursuant to this Pledge Agreement.

          (c) Upon the delivery to the Trustee of the certificates, if any, representing the Pledged Securities, any filing of financial statements required by the Uniform Commercial Code (the "UCC") and the notations on the records of the Trustee that it holds the Pledged Securities as pledgee, the pledge of the Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in and to the Collateral, securing the payment of the Obligations for the benefit of the Trustee and the ratable benefit of the Holders of Notes, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture.

          (d) No consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings and notations necessary to perfect Liens on the Collateral) or (ii) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (e) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or government regulation, release interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

6.   Further Assurances.
     ------------------

          The Pledgor agrees to promptly take such actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, such stock or bond powers, proxies, assignments, instruments and such other or different writings as the Trustee may request, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the opinion of the Trustee, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, to otherwise effect the purposes of this Pledge Agreement.

7.   Covenants.
     ---------

          The Pledgor covenants and agrees with the Trustee and the Holders of Notes from and after the date of this

Pledge Agreement until the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

          (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral.

          (b) The Pledgor agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment with regard to the Collateral.

8.   Power of Attorney.
     -----------------

          In addition to all of the powers granted to the Trustee pursuant to
Article 6 of the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default: (i) collection of proceeds of any Collateral; (ii) conveyance of any item of Collateral to any purchaser thereof; (iii) giving of any notices or recording of any Liens under
Section 6 hereof; (iv) making of any payments or taking any acts under Section 9 hereof and (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole discretion, and such payments made by the Trustee to become the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority hereunder shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, process or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

9.   Trustee May Perform.
     -------------------

          If the Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

10.  No Assumption of Duties; Reasonable Care.
     ----------------------------------------

          The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law.

11.  Indemnity.
     ---------

          The Pledgor shall indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including costs, fees and disbursements of counsel (including, without limitation, the reasonable cost to the Trustee of legal counsel), the costs of investigations, and claims for damages, arising from the Trustee's performance under this Pledge Agreement, except insofar as the same may have been caused by the bad faith, gross negligence or wilful misconduct of such indemnified person.

12.  Remedies upon Event of Default.
     ------------------------------

          If an Event of Default shall have occurred:

          (a) The Trustee shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Trustee and toward payment of the Obligations in such order or manner as the Trustee may elect. Specifically and without limiting the foregoing, the Trustee shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of Pledgor or in Pledgor's possession or control relating to the Collateral which are not already in the Trustee's possession, and for such purpose may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Trustee existing after default hereunder; and to the extent any such notice is required and cannot be waived, Pledgor agrees that if such notice is given in the manner provided in Section 17 hereof at least three (3) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale. The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary.

          (b) All rights to marshalling of assets of Pledgor, including any such right with respect to the Collateral, are hereby waived by Pledgor.

13.  Expenses.
     --------

          The Pledgor will upon demand pay to the Trustee the amount of any and all reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee and the Holders of Notes hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

14.  Security Interest Absolute.
     --------------------------

          All rights of the Trustee and the Holders of Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

          (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

          (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

15.  Continuing Security Interest; Termination
     -----------------------------------------

          (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in case of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or

     (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of Notes and their respective successors, transferees and assigns.

          (b) This Pledge Agreement shall terminate upon the earlier of payment in full in cash of (A) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. At such time, the Trustee shall, at the written request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Pledgor.

16.  Authority of the Trustee.
     ------------------------

          (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee, any director, officer, employee, attorney or agent of the Trustee nor the Holders of Notes shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own bad faith, gross negligence or willful misconduct, nor shall the Trustee be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

          (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

          17.  Notices.
               -------

          Any communication, notice or demand to be given hereunder shall be duly given hereunder if given in the form and manner, and delivered to their address set forth in the Indenture, or in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.

          18.  No Waiver; Cumulative Rights.
               ----------------------------

          No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Trustee from time to time.

          19.  Benefits of Pledge Agreement.
               ----------------------------

          Nothing in this Pledge Agreement, express or implied shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

          20.  Applicable Law; Consent to Jurisdiction.
               ---------------------------------------

          This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York. Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court located in the State of New York in any action or proceeding arising out of or relating to this Agreement.

          21.  Submission to Jurisdiction; Waiver of Jury Trial.
               ------------------------------------------------

          (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. TO INDUCE THE TRUSTEE TO ENTER INTO THIS PLEDGE AND SECURITY AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT, SUBJECT TO THE TRUSTEE'S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS WHICH IN ANY MANNER ARISE OUT OF OR IN CONNECTION WITH OR ARE IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK. THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BETWEEN THE PLEDGOR AND THE TRUSTEE IN ACCORDANCE WITH THIS PARAGRAPH.

          (b) EACH OF THE PLEDGOR AND THE TRUSTEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS PLEDGE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

          (c) THE PROVISIONS OF THIS SECTION 21 ARE A MATERIAL INDUCEMENT FOR THE TRUSTEE ENTERING INTO THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN. PLEDGOR HEREBY ACKNOWLEDGES THAT IT HAS REVIEWED THE PROVISIONS OF THIS
SECTION 21 WITH ITS INDEPENDENT COUNSEL.

          22.  Execution in Counterparts.
               -------------------------

          This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused his Agreement to be duly executed as of the date first above written.

                         NEXTLINK COMMUNICATIONS, L.L.C.

                         By:  NEXTLINK, INC.


                         By /s/ R. Bruce Easter, Jr.
                           -------------------------
                              R. Bruce Easter, Jr.
                              Vice President and Secretary

                         UNITED STATES TRUST COMPANY OF
                         NEW YORK


                         By /s/ Patricia Stermer
                           ---------------------
                              Patricia Stermer
                              Assistant Vice President